Exhibit 99.1

News—For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran	Catherine Graham
Director, Corporate Communications	EVP & Chief Financial Officer
703.394.5248	703.394.5155
bhalloran@orcc.com	cgraham@orcc.com

ONLINE RESOURCES REPORTS THIRD QUARTER PROFIT AND STRONG CASH FLOW

MCLEAN, Va., October 21, 2003 — Online Resources Corporation (Nasdaq: ORCC), a leading outsourcer of Internet banking and payment services, today reported financial and operating results for the three months ending September 30, 2003.

•	Revenue for the third quarter of 2003 was $9.3 million, up 14 percent from $8.2 million in the third quarter of 2002.

•	Gross profit for the third quarter of 2003 was $5.2 million, up 14 percent from $4.6 million in the third quarter of 2002. Gross margin was unchanged at 57 percent.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) for the third quarter of 2003 was $1.4 million, up 28 percent from $1.1 million in third quarter 2002.

•	Income from operations for the third quarter of 2003 was $0.6 million, compared to $0.4 million in the prior year.

•	Net income for the third quarter 2003 was $364,000, or $0.02 per share. This compares to net income of $93,000, or $0.01 per share, in the third quarter of 2002.

“We are back on track after the transition of Cal Fed, with strong sequential revenue and net income growth,” stated Matthew P. Lawlor, chairman and chief executive officer. “Our third quarter was highlighted by higher than expected payments, excellent cost control, and markedly increased free cash flow.”

Lawlor added, “As the year-end approaches, we anticipate continued strengthening of our balance sheet from improved cash flow and the conversion of our debt to equity. We further expect to be well positioned going into 2004, with the launch of Money HQSM in the fourth quarter and strong momentum in our bill payment business. Strategically, we see some exciting possibilities to expand beyond bill payments into other applications of our patented real-time debit gateway.”

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2003 Business Outlook

The following statements are forward-looking, and actual results may differ materially. This guidance assumes no change in the method of accounting for equity compensation. For fourth quarter and full year 2003, the Company expects the following:

Fourth Quarter 2003

•	The Company expects revenue to be between $9.3 million and $9.5 million.

•	Gross profit margin is expected to be between 56 and 57 percent.

•	The Company expects EBITDA to be between $1.4 million and $1.6 million

•	Net income is expected to be between $0.01 and $0.02 per share. This assumes 18.8 million fully diluted shares outstanding and the acceleration of approximately $300,000 in unamortized deferred debt expense related to the expected conversion of 75 percent of the Company’s convertible debt into common equity.

Full Year 2003

•	The Company narrowed the low end of its revenue range for the 2003 year, and expects revenue to be between $38.0 million and $38.2 million.

•	Gross profit margin expectation is raised slightly to between 58 and 59 percent.

•	EBITDA expectation is narrowed to range between $7.1 million and $7.3 million for the 2003 year.

•	The Company narrowed the top end of its net income expectation of $0.15 to $0.17 per share, assuming an average of 16.2 million fully diluted shares outstanding.

The Company’s management will host a conference call to discuss its third quarter results on Tuesday, October 21, 2003 at 4:15 p.m. ET. The call is open to the public by dialing (877) 590-4770 for domestic participants and (706) 679-7688 for international participants. Alternatively, a live web cast of the call will be available through the “Investors” section of Online Resources’ web site at www.orcc.com. The call and web cast will be recorded and available for playback from 8:00 p.m. ET on October 21 until midnight on Tuesday, October 28 by dialing (800) 642-1687 for domestic participants and (706) 645-9291 for international participants and enter code 2854517. For web cast replay, go to the “Investors” section of www.orcc.com.

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About Online Resources
 Online Resources (Nasdaq: ORCC – www.orcc.com) is an outsourcer of Internet banking and payment services to over 500 financial institutions nationwide. In contrast to other providers, Online Resources owns, operates and drives critical banking, payments and marketing infrastructure that enable a superior customer experience and Internet channel success. The company’s services, branded to our financial institution clients, power over 100 million transactions and $7 billion in consumer bill payments annually. Founded in 1989, Online Resources has been recognized as one of the nation’s fastest growing technology companies.

This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company’s history of losses and anticipation of future losses; the company’s dependence on the marketing efforts of third parties; the potential fluctuations in the company’s operating results; the company’s potential need for additional capital; the company’s potential inability to expand the company’s services and related products in the event of substantial increases in demand for these services and related products; the company’s competition; the company’s ability to attract and retain skilled personnel; the company’s reliance on the company’s patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Online Resources Corporation
Quarterly Operating Data

									% Change

	4Q 2001	1Q 2002	2Q 2002	3Q 2002	4Q 2002	1Q 2003	2Q 2003	3Q 2003	3Q03 vs.	3Q03 vs.
						(see Note 1)			3Q02	2Q03
FINANCIAL DATA

Revenue ($M)	$6.7	$7.8	$7.9	$8.2	$8.5	$11.0	$8.4	$9.3	14%	10%
Gross Profit ($M)	$3.1	$3.9	$4.2	$4.6	$5.0	$7.2	$4.7	$5.2	14%	13%
Gross Profit Margin	47%	50%	53%	57%	59%	65%	55%	57%	0%	2%
EBITDA ($M)	($0.7)	$0.3	$0.8	$1.1	$1.5	$3.2	$1.1	$1.4	28%	34%
Income/(Loss) from Operations ($M)	($1.2)	($0.3)	$0.1	$0.4	$0.7	$2.4	$0.3	$0.6	49%	78%

USAGE

Unique Users (#K)	449	509	542	575	623	661	720	789	37%	10%
Using Banking Services (#K)	292	337	365	374	403	420	390	418	12%	7%
Using Payment Services (#K)	233	259	267	300	327	349	431	480	60%	11%
Adoption Rates
Banking % (see Note 2)	7.2%	9.0%	9.2%	10.4%	11.2%	11.2%	14.0%	14.9%	43%	6%
Payment % (see Note 3)	2.7%	3.1%	3.4%	3.8%	4.2%	4.4%	5.1%	5.7%	50%	12%
Transactions
Banking Transactions (#M)	9.0	11.1	12.4	16.1	18.1	20.0	18.9	20.8	29%	10%
Payment Transactions (#M)	3.3	3.7	3.9	4.3	4.6	4.9	5.4	6.9	60%	28%

DISTRIBUTION CHANNEL

Total Clients (#)	472	475	474	484	534	550	556	560	16%	1%
Aggregate Checking Accounts (#M)	8.7	9.0	8.7	8.6	9.9	10.0	8.8	8.8	2%	0%
Aggregate Account Holders (#M)	17.8	18.3	16.8	16.2	18.2	18.4	16.2	16.2	0%	0%
% of Clients Enabled	93%	96%	96%	95%	85%	85%	93%	95%	0%	2%

Notes:
1.	1Q 2003 includes a one-time fee of $2.2 million, in connection with the early termination of the Company’s contract with Cal Fed, which was acquired and migrated to the Citigroup platform.

2.	Represents the percentage of users subscribing to our Internet Banking Service, out of the total number of checking accounts serviced by the Company’s Full Service clients (excluding clients who use our standalone Payment Services).

3.	Represents the percentage of users subscribing to our Payment Services, out of the total number of checking accounts serviced by all of the Company’s clients (includes both Full Service and standalone Payment Service clients).

Online Resources Corporation
Statement of Operations

(Unaudited)

(In thousands, except per share data)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,

	2003	2002	2003	2002

Revenues:
Banking Services	$973	$1,332	$3,224	$3,962
Payment Services	5,665	3,956	15,128	10,951
Consumer Contact Services	2,109	2,330	6,502	6,668
Professional Services and Other	512	534	3,832	2,277

Total Revenues	9,259	8,152	28,686	23,858

Expenses:
Cost of Revenues	4,011	3,539	11,622	11,146

Gross Profit	5,248	4,613	17,064	12,712

General and Administrative	2,041	1,803	6,253	5,189
Selling and Marketing	1,609	1,410	4,635	3,983
System and Development	1,030	1,018	2,876	3,288

Total Expenses	4,680	4,231	13,764	12,460

Income (Loss) from Operations	568	382	3,300	252

Other Income (Expense) Interest Income	20	26	57	106
Interest Expense	(209)	(315)	(795)	(979)
Other Expense	—	—	—	(34)
Debt Conversion Expense	—	—	(181)	(192)

Total Other Income (Expense)	(189)	(289)	(919)	(1,099)

Income (Loss) Before Income Taxes	379	93	2,381	(847)

Income Tax Provision	15	—	42	—

Net Income (Loss)	$364	$93	$2,339	$(847)

Net Income (Loss) Per Share:
Basic	$0.02	$0.01	$0.16	$(0.06)
Diluted	$0.02	$0.01	$0.15	$(0.06)

Shares used in calculation of Net Income (Loss) Per Share:
Basic	15,450	13,580	14,429	13,473
Diluted	17,418	14,206	15,279	13,473

Reconciliation of Net Income to EBITDA (See Note 1):
Net Income (Loss)	$364	$93	$2,339	$(847)
Depreciation	860	736	2,355	1,932
Other Income (Expense)	189	289	919	1,099
Taxes	15	—	42	—

EBITDA (See Note 1)	$1,428	$1,118	$5,655	$2,184

          Notes:

1.	EBITDA is commonly used in our industry as a measure of cash earnings. Investors may use EBITDA to gauge our ability to generate cash from operations and therefore, our ability to reinvest in the growth of our business.

Online Resources Corporation
Condensed Balance Sheets

(Unaudited)

(In thousands)

	SEPTEMBER 30,	DECEMBER 31,
	2003	2002

ASSETS
Current Assets:
Cash, Cash Equivalents and Short-term Investments	$11,407	$6,786
Accounts Receivable, Net	3,805	3,826
Deferred Implementation Costs	533	631
Prepaid Expenses and Other Current Assets	1,051	772

Total Current Assets	16,796	12,015

Property and Equipment, Net	7,305	7,804
Deferred Implementation Costs, Less Current Portion	428	401
Debt Issuance Costs	324	660
Other Assets	351	450

Total Assets	$25,204	$21,330

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable, Accrued Expenses and Other Current Liabilities	$2,437	$2,619
Deferred Revenues	683	532
Current Portion of Capital Lease Obligation	139	214

Total Current Liabilities	3,259	3,365

Capital Lease Obligation, Less Current Maturities	25	111
Deferred Revenues, Less Current Portion	226	356
Notes Payable	8,100	12,000

Total Liabilities	11,610	15,832

Stockholders’ Equity	13,594	5,498

Total Liabilities and Stockholders’ Equity	$25,204	$21,330